UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2010

Zolon Corporation
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2650 Biscayne Boulevard, Miami, Florida 33137
(Address of principal executive offices)

(305) 937-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosures set forth under Item 2.01 hereof are hereby incorporated by reference in this Item 1.01.

SECTION 2:                                FINANCIAL INFORMATION
ITEM 2.01:                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 21, 2010, Zolon Corporation (the “Company”) entered into an agreement with StoneGate Holdings, Inc. (the “Seller”) to acquire all (100%) of the shares of two entities owned by the Seller.  The purchase was consummated at a closing on May 28, 2010.  The Seller is a Maryland corporation with its principal office in Rolling Meadows, Illinois.  There was no affiliation of the Seller with the Company prior to the transaction.

The purchase includes Seller’s stock in two entities, VSG Acquisition Corp. a Maryland corporation (which owns and operates the business and assets of Cornerstone Information Systems, Inc., and OrionSoft, Inc.) and Resource Mine Acquisition Corp. a Kentucky corporation (which owns and operates the business and assets of Resource Mine, Inc.).

On May 28, the Company also entered into an agreement to acquire additional rights from StoneGate Holdings Inc ., acquiring  all (100% ) of the shares outstanding and granted the rights for the Company to Integrated Software Solutions, Inc.

According to the Seller, the unaudited financial books and records of VSG Acquisition Corp and Resource Mine Acquisition Corp reflect a combined asset base representing approximately $26,500,000 in revenues and approximately $1,900,000 in EBITDA  in FY 2009 and Integrated Software Solutions, Inc. generated approximately $8,500,000 in revenue and $550,000 in EBITDA. On a post closing basis, the Company projects costs-savings and consolidation to represent approximately $35,000,000 in revenues and closer to approximately $2,500,000 in EBITDA for FY 2009.  The companies comprising these assets have over ten years of operating history and a track record of delivering solutions to clients in Health Care, Financial Services and Telecommunications market segments, areas where the Company intends to focus its future marketing efforts.

The Company has previously reported its strategy of acquiring and consolidating a number of synergistic and profitable IT/Software technology assets which the Company believes will best allow it to emerge as a premier provider of IT services and Software technology products and solutions in Telecommunications, Health Care and Financial Services market segments.

The Company issued 32,000,000 shares of its common stock to the Seller with the Seller reserving the right to assign its interest in such common stock to its shareholders provided such assignment is in compliance with applicable securities laws.

SECTION 3 - SECURITIES AND TRADING MARKETS
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed under Item 2.01 above, in connection with the acquisition, the Company issued 32,000,000 shares of its Common Stock, all of which were unregistered.  For this issuance, the Company relied on the exemptions from the registration requirements of the Securities Act of 1933 provided by Section 4(2) and Rule 506, as the securities were sold to the above-referenced Seller (with a provision allowing distribution to the six (6) shareholders of the Seller) each of which the Company reasonably believes to be an “accredited investor,” as defined under Rule 502 of the Securities Act.  The sale of common stock to the Seller and, by implication, its shareholders, in connection with the acquisition did not involve any form of general solicitation or general advertising.  The Seller will become an “affiliate” as a result of this transaction although the Seller was not an affiliate of the Company prior to the sale.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. These financial statements will be provided within 75 days from the date of this Report on or before August 16, 2010.

(b)	Pro Forma Financial Information. These pro forma financial statements will be provided within 75 days from the date of this Report on or before August 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLON CORPORATION

June 1, 2010	By:	/s/ Dhru Desai
Dhru Desai
Chief Executive Officer, President, and Director